UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
August 18, 2015

Wal-Mart Stores, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-06991	71-0415188
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

702 S.W. 8th Street
Bentonville, Arkansas 72716
(Address of Principal Executive Offices) (Zip code)

Registrant’s telephone number, including area code:
(479) 273-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
In accordance with Item 2.02 of Form 8-K of the Securities and Exchange Commission (the "SEC"), Wal-Mart Stores, Inc., a Delaware corporation (the "Company"), is furnishing to the SEC a press release that the Company will issue on August 18, 2015 (the "Press Release"). The Press Release will disclose information regarding the Company's results of operations for the three and six months ended July 31, 2015, and the Company's financial condition as of July 31, 2015.
In accordance with General Instruction B.2 of Form 8-K, the information in this Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1 hereto, which is furnished herewith pursuant to and relates to this Item 2.02, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise be subject to the liabilities of Section 18 of the Exchange Act. The information in this Item 2.02 of this Current Report on Form 8-K and Exhibit 99.1 hereto shall not be incorporated by reference into any filing or other document filed by the Company with the SEC pursuant to the Securities Act of 1933, as amended, the rules and regulations of the SEC thereunder, the Exchange Act, or the rules and regulations of the SEC thereunder except as shall be expressly set forth by specific reference in such filing or document.
Item 9.01. Financial Statements and Exhibits.
Exhibit 99.1 - A copy of the Press Release being furnished pursuant to and that is related to the foregoing Item 2.02 is included herewith as Exhibit 99.1.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: August 18, 2015

WAL-MART STORES, INC.

By:	/s/ Charles M. Holley, Jr.
Name:	Charles M. Holley, Jr.
Title:	Executive Vice President and Chief Financial Officer